EXHIBIT 10.3



January 13, 2004


Mr. Joel Schwartz
6399 Via Rosa
Boca Raton, Florida 33433

Dear Joel:


      This letter will confirm our mutual understanding with respect to your agreement to serve as a member of the Board of Directors (the "Board") of Arc Communications Inc., a New Jersey corporation (the "Company"). The terms and conditions of your service as a director of the Company are as follows:

      1. For purposes of this letter agreement, it is agreed that your service as a director with the Company will commence on the date hereof.

      2. The Company will to issue you a non-qualified stock option to purchase 100,000 shares of common stock, par value $.001 per share, of the Company, at a purchase price of $0.08 per share (the "Option"). The Option shall be fully vested and exercisable upon the earlier of (a) ninety (90) days from the date of this Agreement or (b) the closing of the merger of ARC with RoomLinX, Inc. (the "Merger"). At the time that the Company's stock option plan (the "2004 Plan") is established in connection with the Merger, the Company will cause the Option to be covered by the 2004 Plan either by the exchange of the Option for a new option or otherwise.

      3. The Company will pay you $1,000 per month for your service as a director. In addition, you shall be entitled to receive reimbursement of all reasonable out of pocket expenses incurred by you in connection with your attendance at Board meetings.

      4. In performing your duties as a director under this Agreement, you may obtain certain proprietary knowledge of operations and products and other confidential information of the Company which are of a special and unique nature and value to the Company. You covenant and agree that you will not, at any time, whether during the term of this Agreement or otherwise, reveal or make known to any person or entity or use for your own account or the account of others, any proprietary records, plans, trade secrets, policies, strategies, methods, computer programs, know-how or knowledge relating to customers, sales, market developments, equipment, processes, products or any other confidential or proprietary information whatsoever of the Company (the "Confidential

Information"). You further covenant and agree that you shall retain all Confidential Information which you acquire or develop in trust for the sole benefit of the Company and its successors and assigns. You agree to deliver to the Company at the termination of this Agreement or at any other time the Company may request, all copies of memoranda, notes, plans, programs, correspondence, data, books, manuals, reports and other documents (and copies thereof) relating to the business of the Company which you may possess or have under your control. You agree that a remedy at law for any breach of the covenants contained in this paragraph would be inadequate and that the Company shall be entitled to seek and obtain a temporary and permanent injunction or an order for specific performance of such covenants without the necessity of proving actual damage to the Company.

      5. The Company agrees to indemnify and hold you harmless against any losses, expenses (including reasonable attorneys fees and expenses), claims, damages or liabilities to which you may become subject, insofar as such losses, claims, expenses, damages or liabilities arise out of or are based upon your service as a director of the Company; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, expense, damage or liability arises out of or is based upon your commission of an act of fraud or the breach of your fiduciary duty.

      6. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

      7. This Agreement shall be governed by and construed pursuant to the laws of the State of New York, without giving effect to conflicts of laws principles.








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



      Please acknowledge your agreement with the foregoing by executing this letter agreement where indicated below.


                                              Very truly yours,

                                              ARC COMMUNICATIONS INC.


                                              By: /s/ Peter A. Bordes, Jr.
                                                      --------------------
                                                     Peter A. Bordes, Jr.
                                                     Chief Executive Officer

Accepted and Agreed this

19th day of January, 2004.


/s/ Joel Schwartz
    -------------
Joel Schwartz

EXHIBIT10.3


                       NONSTATUTORY STOCK OPTION AGREEMENT



      This Grant Agreement (the "AGREEMENT") evidences the stock options (each, an "OPTION" or collectively, the "OPTIONS") granted to Joel Schwartz (the
"OPTIONEE") by ARC Communications Inc., a New Jersey corporation (the "COMPANY"), effective as of January 13, 2004 (the "GRANT DATE"), and conditioned upon the Optionee's agreement to the terms described below.

      1. Grant of Options. The Optionee is granted 100,000 Options under this Agreement. Each Option is a nonstatutory stock option that entitles the Optionee to purchase from the Company, at a price of $0.08 per share (the "EXERCISE PRICE"), one share of common stock, par value $.001 per share, of the Company (the "COMMON STOCK"). If not sooner exercised or terminated, the Options expire at 5:00 p.m. Eastern Time on the last business day coincident with or prior to the fourth anniversary of the Grant Date (the "EXPIRATION DATE").

      2. Terminology. For purposes of this Agreement, the terms below have the following meanings:

            (a) "AFFILIATE" shall mean any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the Company (including, but not limited to, joint ventures, limited liability companies, and partnerships). For this purpose, "control" shall mean ownership of 50% or more of the total combined voting power or value of all classes of stock or interests of the entity.

            (b) "BOARD" shall mean the Board of Directors of the Company.

            (c) "CODE" shall mean the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

            (d) "COMMON STOCK" shall mean shares of common stock of the Company, par value of ($0.001) per share.

            (e) "COMPANY" includes ARC Communication Inc. and its Affiliates, except where the context otherwise requires.

            (f) "FAIR MARKET VALUE" shall mean, with respect to a share of the Company's Common Stock for any purpose on a particular date, as applicable, (i) either the closing price or the average of the high and low sale price on the relevant date, as determined in the Board's discretion, quoted on the New York Stock Exchange, the American Stock Exchange, or the Nasdaq National Market; (ii) the last sale price on the relevant date quoted on the Nasdaq SmallCap Market;
(iii) the average of the high bid and low asked prices on the relevant date quoted on the Nasdaq OTC Bulletin Board Service or by the National Quotation Bureau, Inc. or a comparable service as determined in the Board's discretion; or
(iv) if the Common Stock is not quoted by any of the above, the average of the closing bid and asked prices on the relevant date furnished by a professional market maker for the Common Stock, or by such other source, selected by the Board. If no public trading of the Common Stock occurs on the relevant date, then Fair Market Value shall be determined as of the next preceding date on which trading of the Common Stock does occur. For all purposes under this Plan, the term "relevant date" as used in this Section 2.1(h) shall mean either the date as of which Fair Market Value is to be determined or the next preceding date on which public trading of the Common Stock occurs, as determined in the Board's discretion.

      3. Vesting.

            (a) The shares of Common Stock underlying the Options are referred to in this Agreement as "OPTION SHARES."

            (b) All Options shall be fully vested and exercisable upon the earlier of (a) ninety (90) days from the date of this Agreement or (b) the closing of the merger of the Company with RoomLinX, Inc. (the "MERGER").

      4.Exercise of Options.

            (a) Right to Exercise. The Optionee may exercise the Options to the extent vested at any time on or before the Expiration Date. The Options may be exercised only in multiples of whole shares and may not be exercised at any one time as to fewer than one hundred shares (or such lesser number of shares as to which the Options are then exercisable). No fractional shares will be issued under the Options.

            (b) Exercise Procedure. In order to exercise the Options, the following items must be delivered to the Secretary of the Company before the expiration or termination of the Options: (i) an exercise notice, in such form as the Board may require from time to time, specifying the number of Option Shares to be purchased, and (ii) full payment of the Exercise Price for such Option Shares or properly executed, irrevocable instructions, in such form as the Board may require from time to time, to effectuate a broker-assisted cashless exercise, each in accordance with Section 4(c) of this Agreement, and
(iii) an executed copy of any other agreements requested by the Board pursuant to Section 4(d) of this Agreement. An exercise will not be effective until all of the foregoing items are received by the Secretary of the Company.

            (c) Method of Payment. Payment of the Exercise Price may be made by any of the following methods, or a combination thereof, as determined by the Board in its discretion at the time of exercise:

                  (i) by delivery of cash, certified or cashier's check, money order or other cash equivalent acceptable to the Board in its discretion;

                  (ii) by a broker-assisted cashless exercise in accordance with Regulation T of the Board of Governors of the Federal Reserve System through a brokerage firm approved by the Board; or

                  (iii) by any other method approved by the Board.

            (d) Issuance of Shares upon Exercise. Upon exercise of the Options in accordance with the terms of this Agreement, the Company will issue to the Optionee, the brokerage firm specified in the Optionee's delivery instructions pursuant to a broker-assisted cashless exercise, or such other person exercising the Options, as the case may be, the number of shares of Common Stock so paid for, in the form of fully paid and nonassessable stock. The Company will deliver stock certificates for the Option Shares as soon as practicable after exercise, which certificates will, unless such Option Shares are registered or an exemption from registration is available under applicable federal and state law, bear a legend restricting transferability of such shares and referencing any applicable Stock Restriction Agreement.

      5. Transferability of Options. These Options are nontransferable otherwise than by will or the laws of descent and distribution and during the lifetime of the Optionee, the Options may be exercised only by the Optionee, by such permitted transferees or, during the period the Optionee is under a legal disability, by the Optionee's guardian or legal representative. Except as provided above, the Options may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.

      6. Nonstatutory Nature of the Options. The Options are not intended to qualify as incentive stock options within the meaning of Code section 422, and this Agreement shall be so construed. The Optionee acknowledges that, upon exercise of the Options, the Optionee will recognize taxable income in an amount equal to the excess of the then Fair Market Value of the Option Shares over the Exercise Price and must comply with the provisions of Section 7 of this Agreement with respect to any tax withholding obligations that arise as a result of such exercise.

      7. Withholding of Taxes. At the time the Options are exercised, in whole or in part, or at any time thereafter as requested by the Company, the Optionee agrees to make adequate provision for foreign, federal, state and local taxes required by law to be withheld, if any, which arise in connection with the Options. The Company may require the Optionee to make a cash payment to cover any withholding tax obligation as a condition of exercise of the Options or issuance of share certificates representing Option Shares.

      The Board may, in its sole discretion, permit the Optionee to satisfy, in whole or in part, any withholding tax obligation which may arise in connection with the Options either by electing to have the Company withhold from the shares to be issued upon exercise that number of shares, or by electing to deliver to the Company already-owned shares, in either case having a Fair Market Value equal to the amount necessary to satisfy the statutory minimum withholding amount due.

      8. Adjustments and Business Combinations.

            (a) Adjustments for Events Affecting Common Stock. Upon a stock dividend of, or stock split or reverse stock split affecting, the Common Stock of the Company, the number of shares covered by and the exercise price and other terms of the Options shall, without further action of the Board, be adjusted to reflect such event. The Board may make adjustments, in its discretion, to address the treatment of fractional shares and fractional cents that arise with respect to the Options as a result of the stock dividend, stock split or reverse stock split. In the event of any changes affecting the Company, the capitalization of the Company or the Common Stock of the Company by reason of any spin-off, split-up, dividend, recapitalization, merger, consolidation, or exchange of shares, the Board, in its discretion and without the consent of the Optionee, shall make any other adjustments in the Options, including but not limited to reducing the number, kind and price of securities subject to the Options.

            (b) Adjustments for Unusual Events. The Board is authorized to make, in its discretion and without the consent of the Optionee, adjustments in the terms and conditions of, and the criteria included in, the Options in recognition of unusual or nonrecurring events affecting the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Board determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Options.

            (c) Binding Nature of Adjustments. Adjustments under this Section 8 will be made by the Board, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued pursuant to the Options on account of any such adjustments. The terms and conditions of this Agreement shall apply with equal force to any additional and/or substitute securities received by the Optionee pursuant to this Section 8 in exchange for, or by virtue of the Optionee's ownership of, the Options or the Option Shares, except as otherwise determined by the Board.

      9. Confidential Information. In consideration of the Options granted to the Optionee pursuant to this Agreement, the Optionee agrees and covenants that, except as specifically authorized by the Company, the Optionee will keep confidential any trade secrets or confidential or proprietary information of the Company which are now or which hereafter may become known to the Optionee as a result of the Optionee's service relationship with the Company, and shall not at any time, directly or indirectly, disclose any such information to any person, firm, Company or other entity, or use the same in any way other than in connection with the business of the Company, at all times during and after the Optionee's service relationship. The provisions of this Section 9 shall not narrow or otherwise limit the obligations and responsibilities of the Optionee set forth in any agreement of similar import entered into between the Optionee and the Company.

      10. No Rights as a Stockholder. The Optionee shall not have any of the rights of a stockholder with respect to the Option Shares until such shares have been issued to him or her upon the due exercise of the Options. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such shares are issued.

      11. The Company's Rights. The existence of the Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company's assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

      12. Optionee. Whenever the word "Optionee" is used in any provision of this Agreement under circumstances where the provision should logically be construed, as determined by the Board, to apply to the estate, personal representative, beneficiary to whom the Options or Option Shares may be transferred by will or by the laws of descent and distribution, or another permitted transferee, the word "Optionee" shall be deemed to include such person.

      13. Notices. All notices and other communications made or given pursuant to this Agreement shall be in writing and shall be sufficiently made or given if hand delivered or mailed by certified mail, addressed to the Optionee at the address contained in the records of the Company, or addressed to the Board, care of the Company for the attention of its Chief Executive Officer at its principal office or, if the receiving party consents in advance, transmitted and received via telecopy or via such other electronic transmission mechanism as may be available to the parties.

      14. Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the Options granted hereunder. Any oral or written agreements, representations, warranties, written inducements, or other communications made prior to the execution of this Agreement with respect to the Options granted hereunder shall be void and ineffective for all purposes.

      15. Amendment. This Agreement may be amended from time to time by the Board in its discretion; provided, however, that this Agreement may not be modified in a manner that would have a materially adverse effect on the Options or Option Shares as determined in the discretion of the Board, except as provided in a written document signed by each of the parties hereto.

      16. RoomLinX, Inc. Long-Term Incentive Plan. At the time that the RoomLinX, Inc. Long-Term Incentive Plan (the "PLAN") is established in connection with the Merger, the Company will cause the Options granted under this Agreement to be covered by the Plan either by the exchange of the Options for new options or otherwise. In addition, following the Merger, the Company will use its commercially reasonable best efforts to cause the shares of Common Stock underlying the Options to be registered on Form S-8.

      17. Governing Law. The validity, construction and effect of this Agreement, and of any determinations or decisions made by the Board relating to this Agreement, and the rights of any and all persons having or claiming to have any interest under this Agreement, shall be determined exclusively in accordance with the laws of (a) the State of New Jersey at any time prior to the Merger and
(b) the State of Nevada at any time after to the Merger, without regard to its provisions concerning the applicability of laws of other jurisdictions. Any suit with respect hereto will be brought in the federal or state courts in the districts which include (x) the State of New Jersey at any time prior to the Merger and (y) the State of Nevada at any time after to the Merger, and the Optionee hereby agrees and submits to the personal jurisdiction and venue thereof.

      18. Headings. The headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.








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                                      -6-

      IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer as of the date first written above.

                                                  COMPANY:
                                                  ARC COMMUNICATIONS INC.



                                                  By:  /s/ Peter A. Bordes, Jr.
                                                       ------------------------
                                                       Peter A. Bordes, Jr.
                                                       Chief Executive Officer


The undersigned hereby acknowledges that he/she has carefully read this Agreement and agrees to be bound by all of the provisions set forth in such documents.

                                                  OPTIONEE:



                                                  By: /s/ Joel Schwartz
                                                      -------------------------
                                                      Joel Schwartz

                                  EXERCISE FORM

Board of Directors
ARC Communications Inc.

Gentlemen:


      I hereby exercise the Options granted to me on January 13, 2004, by ARC Communications Inc. (the "Company"), subject to all the terms and provisions of the applicable grant agreement (the "Agreement"), and notify you of my desire to purchase ____________ shares of Common Stock of the Company at a price of $0.08 per share pursuant to the exercise of said Options.


      This will confirm my understanding with respect to the shares to be issued to me by reason of this exercise of the Options (the shares to be issued pursuant hereto shall be collectively referred to hereinafter as the "Shares") as follows:


            (a) I am acquiring the Shares for my own account for investment with no present intention of dividing my interest with others or of reselling or otherwise disposing of any of the Shares.


            (b) The Shares are being issued without registration under the Securities Act of 1933, as amended (the "Act"), in reliance upon one or more exemptions contained in the Act, and such reliance is based in part on the above representation.


            (c) The certificates for the Shares to be issued to me will bear a legend substantially as follows:


                        "The  securities  represented by this stock  certificate
            have not been registered under the Securities Act of 1933 (the "Act") or applicable state securities laws (the "State Acts"), and shall not be sold, pledged, hypothecated, donated, or otherwise transferred (whether or not for consideration) by the holder except upon the issuance to the Company of a favorable opinion of its counsel and/or submission to the Company of such other evidence as may be satisfactory to counsel for the Company, to the effect that any such transfer shall not be in violation of the Act and the State Acts.


                        The certificates  shall also bear any legend required by
            the Company's Stockholders' Agreement."


Appropriate stop transfer instructions will be issued by the issuer to its transfer agent.


            (d) Since the Shares have not been registered under the Act, they must be held indefinitely until an exemption from the registration requirements of the Act is available or they are subsequently registered, in which event the representation in Paragraph (a) hereof shall terminate, and the legend in Paragraph (c) hereof shall be removed. As a condition to any transfer of the Shares, I understand that the issuer will require an opinion of counsel satisfactory to the issuer to the effect that such transfer does not require registration under the Act or any state securities law.


            (e) I am a party to a grant agreement with the Company, pursuant to which I have agreed to certain restrictions on the transferability of the Shares and other matters relating thereto.


Total Amount Enclosed:  $__________

Cashless Exercise |_|

Date:________________________             _____________________________________
                                          [NAME OF OPTIONEE]



                                          Received by ARC COMMUNICATIONS INC. on


                                          --------------------------------, ----



                                          By: _________________________________
                                              Name:
                                              Title:

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